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EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2000 Equity Incentive Plan and the 2000 Employee Stock Purchase Plan of IntraBiotics Pharmaceuticals, Inc. of our report dated January 12, 2001, with respect to the financial statements of IntraBiotics Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                    /s/ Ernst & Young LLP

Palo Alto, California
July 18, 2001

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CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS